EXHIBIT 10.8
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                                [BRIDGELINE LOGO]

                              EMPLOYMENT AGREEMENT

     Bridgeline Software, Inc., a Delaware Corporation (the "EMPLOYER" or the "COMPANY") and Gary Cebula (the "Employee"), in consideration of the mutual promises made herein, agree as follows:

                                    ARTICLE 1

                               TERM OF EMPLOYMENT

SECTION 1.1 SPECIFIED PERIOD. Employer hereby employs Employee, and Employee hereby accepts employment with Employer for the term of one (1) year, with the period beginning on January 1, 2006 (the "COMMENCEMENT DATE"), and terminating on December 31, 2006 ("INITIAL TERM").

SECTION 1.2 SUCCEEDING TERM. At the end of the Initial Term, or any succeeding one year term, this Employment Agreement shall renew for successive periods of one (1) year each (a "SUCCEEDING TERM") only if the Employer gives written notice to Employee not less than sixty (60) days prior to the end of the Initial Term. If such notice of renewal is not provided to the Employee by the Employer this Employment Agreement will terminate, except the provisions of Sections 2.3, 2.4, 2.5 and 2.6 shall continue in force so long as the Employee remains employed by the Employer or any Affiliate of the Employer, whether under this Agreement or not, and whether as a consultant or not, and shall survive any termination of employment under this Agreement for the periods specified therein, all as is more specifically provided in Section 7.10. Once this Employment Agreement terminates then the Employee shall become an employee at will at the end of the Initial Term or Succeeding Term.

SECTION 1.3 EMPLOYMENT TERM DEFINED. As used herein, the phrase "employment term" refers to the entire period of employment of Employee by Employer hereunder, whether such employment is during the Initial Term, Succeeding Term or, following the end of the Succeeding Term, as an employee at will.

                                    ARTICLE 2

                       DUTIES AND OBLIGATIONS OF EMPLOYEE

SECTION 2.1 GENERAL DUTIES. . Employee shall serve as Executive Vice President, Chief Financial Officer, Treasurer and Secretary for the Company. In such capacity, Employee shall do and perform all services, acts or things consistent within the scope of his employment and with the Employee's skill and expertise in accordance with the instructions of and policies set by Employer's Chief Executive Officer, or his designee. Employee shall perform such services at 10 Sixth Road, Woburn, MA 01801 or at such other location as may be designated by Employer. The Employee shall be available to make business trips both within and outside the United States for the purpose of meeting with and consulting with other members of the Employer's management, as well as with present and proposed customers and parties with whom the Employer does business, all on such reasonable terms, bearing in mind the position of the Employee.

SECTION 2.2 DEVOTION TO EMPLOYER'S BUSINESS.

     (a) Employee shall devote his best efforts and entire productive time, ability and attention to diligently promote and improve the business of Employer during the Term.

     (b) Employee shall not engage in any other business duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Employer's President & CEO. This Agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs if those private business affairs do not materially interfere with the services required under this Agreement.

SECTION 2.3 CONFIDENTIAL INFORMATION; TANGIBLE PROPERTY; COMPETITIVE ACTIVITIES.

     (a) Employee shall hold in confidence and not use or disclose to any person or entity without the express written authorization of Employer, either during the term of employment or any time thereafter, secret or confidential information of Employer, as well as secret or confidential information and materials received in confidence from third parties by Employee or Employer. If any confidential information described below is sought by legal process, Employee will promptly notify Employer and will cooperate with Employer in preserving its confidentiality in connection with any legal proceeding.

     The parties hereto hereby stipulate that, to the extent it is not known publicly, the information described in this Section (herein referred to as "Confidential Information") is important, material and has independent economic value (actual or potential) from not being generally known to others who could obtain economic value from its disclosure or use and that any breach of any terms of this Section 2.3 is a material breach of this Agreement: (i) the names, buying habits and practices of Employer's customers or prospective customers;
(ii) Employer's sales and marketing strategy and methods and related data; (iii) the names of Employer's vendors and suppliers; (iv) cost of materials/services;
(v) the prices Employer obtains or has obtained or for which it sells or has sold its products or services; (vi) development costs; (vii) compensation paid to employees or other terms of employment; (viii) Employer's past and projected sales volumes; (ix) confidential information relating to actual products, proposed products or enhancements of existing products, including, but not limited to, source code, programming instructions, engineering methods and techniques, logic diagrams, algorithms, development environment, software methodologies, and technical specifications for the Employer's web design and content management software. Confidential Information shall also include all information which the Employee should reasonably understand is secret or confidential information, provided the same is clearly designated as confidential by marking or stamping "Confidential" or similar words on the cover of such information, or by orally communicating such confidentiality and confirming such confidentiality in a later written communication. Confidential Information shall also include all information which the Employee should reasonably understand is secret or confidential information, if the Employee has participated in or otherwise been involved with the development, analysis, invention or origination of such Confidential Information belonging to the Employer, including, without limitation, methods, know-how, formula, customer and supplier lists, personnel and financial data, business plans, as well as product information, product plans and product strategies. Notwithstanding the foregoing, "Confidential Information" does not include any information which (A) is now available to the public or which becomes available to the public, (B) is or becomes available to the Employee from a source other than the Employer and such disclosure is not a breach of a confidentiality agreement with the Employer, or (C) is required to be disclosed by any government agency or in connection with a court proceeding.

     All Confidential Information, as well as all software code, methodologies, models, samples, tools, machinery, equipment, notes, books, correspondence, drawings and other written, graphical or electromagnetic records relating to any of the products of Employer or relating to any of the Confidential Information of Employer which Employee shall prepare, use, construct, observe, possess, or control shall be and shall remain the sole property of Employer and shall be returned by Employee upon termination of employment.

     (b) During his employment hereunder and for twelve (12) months thereafter, Employee shall not, directly or indirectly, without the consent of the Employer:
(i) invest (except for the ownership of less than 3% of the capital stock of a publicly held company), or hold a directorship or other position of authority in any of the Employer's Direct Competitors ("DIRECT COMPETITORS" defined as: any person or entity, or a department or division of an entity, whereby more than 25% of the person's or entity's total revenues are derived from the Competitive Services ("COMPETITIVE SERVICES" defined as design and development for third parties of: Internet and Intranet Web sites and solutions, content management or document management software, custom web (internet) applications, and/or multimedia CDs and DVDs or services such as Intranet and Extranet consulting services or Web hosting services)), (ii) undertake preparation of or planning for an organization or offering of Competitive Services, (iii) combine or collaborate with other employees or representatives of the Employer or any third party for the purpose of organizing, engaging in, or offering Competitive Services, or (iv) be employed by, serve as a consultant to or otherwise provide services to (whether as principal, partner, shareholder, member, officer, director, stockholder, agent, joint venturer, creditor, investor or in any other capacity), or participate in the management of a Direct Competitor or participate in any other business that the Employer may be engaged or is planning to undertake in at the date of the termination of this Agreement.

     (c) During his employment hereunder and for twelve (12) months thereafter, Employee shall not, directly or indirectly, without the consent of the Employer: contact, recruit, solicit, induce or employ, or attempt to contact, recruit, solicit, induce or employ, any employee, consultant, agent, director or officer of the Employer to terminate his/her employment with, or otherwise cease any relationship with, the Employer; or contact, solicit, divert, take away or accept business from, or attempt to contact, solicit, divert or take away, any clients, customers or accounts, or prospective clients, customers or accounts, of the Employer, or any of the Employer's business with such clients, customers or accounts which were, directly or indirectly, contacted, solicited or served by Employee, or were directly or indirectly under his responsibility, while Employee was employed by the Company, or the identity of which Employee became aware during the term of his employment.

As used in this agreement the term "client," "customer," or "accounts" shall include: (i) any person or entity that is a client, customer or account of the Employer on the date hereof or becomes a client, customer or account of the Employer during the covered period; (ii) any person or entity that was a client, customer or account of the Employer at anytime during the two-year period preceding the date of Employee's termination; and (iii) any prospective client, customer or account to whom the Employer has made a presentation (or similar offering of services) within a period of 180 days preceding the date of the termination of Employee's employment.

     (d) The covenants of this Section 2.3 shall be construed as separate covenants covering their subject matter in each of the separate counties and states in the United States in which Employer (or its Affiliates) transacts its business. If at any time the foregoing provisions shall be deemed to be invalid or unenforceable or are prohibited by the laws of the state or place where they are to be enforced, by reason of being vague or unreasonable as to duration or place of performance, this Section shall be considered divisible and shall become and be immediately amended to include only such time and such area as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement; and the Employer and the Employee expressly agree that this Section, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

     (f) The Employee represents and warrants that Employee is free to enter into this Agreement and to perform each of the terms and covenants contained herein, and that doing so will not violate the terms or conditions of any agreement between Employee and any third party.

SECTION 2.4 INVENTIONS AND ORIGINAL WORKS.

     (a) Subject to Section 2.4(b) below, the Employee agrees that he will promptly make full written disclosure to Employer, will hold in trust for the sole right and benefit of Employer, and hereby assigns to Employer all of his right, title and interest in and to any and all inventions (and patent rights with respect thereto), original works of authorship (including all copyrights with respect thereto), developments, improvements or trade secrets which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, while performing his duties under this Agreement.

     Employee acknowledges that all original works of authorship relating to the business of Employer which are made by him (solely or jointly with others) within the scope of his duties under this Agreement and which are protectable by copyrights are "works made for hire" as that term is defined in the United States Copyright Act (17 U.S.C.A., Section 101), and that Employee is an employee as defined under that Act. Employee further agrees from time to time to execute written transfers to Employer of ownership or specific original works or authorship (and all copyrights therein) made by Employee (solely or jointly with others) which may, despite the preceding sentence, be deemed by a court of law not to be "works made for hire" in such form as is acceptable to Employer in its reasonable discretion.

     (b) The parties agree that the "business of the Employer" for the purposes of this Section 2.4 is acting as a "WEB DEVELOPMENT SERVICE ENTERPRISE, ENGAGING A DIVERSE CLIENT LIST WITH TECHNOLOGY THAT WILL FURNISH THEIR INTERNET OBJECTIVES, INCLUDING CONTENT MANAGEMENT, SITE USAGE, VISITOR INTELLIGENCE, CAMPAIGN TRACKING, DATA MINING, RICH MEDIA, FORMS AND DOCUMENT MANAGEMENT, GRANT MANAGEMENT, MARKETING MANAGEMENT." Employee shall provide to Employer, and attach hereto as Exhibit 2.4(b), a list identifying and describing in reasonable detail all inventions (and patent rights with respect thereto), original works of authorship (including all copyrights with respect thereto), developments, improvements, concepts or trade secrets which Employee has solely or jointly conceived or developed or reduced to practice, or caused to be conceived or developed or reduced to practice to date, and other intellectual property of the Employee. For the avoidance of doubt, Employee will identify on Exhibit 2.4(b) with sufficient detail any intellectual property belonging to the Employee prior to the date hereof, including that related to the business of the Employer (collectively the "Employee's Personal Intellectual Property"). Employer acknowledges and agrees that the provisions of Section 2.4(a) shall not apply to Employee's Personal Intellectual Property or to any inventions (and patent rights with respect thereto), original works of authorship (including all copyrights with respect thereto), developments, improvements, concepts or trade secrets conceived of or developed by Employee during the term of this Agreement that is not Employer Intellectual Property.

SECTION 2.5 MAINTENANCE OF RECORDS. Except with respect to the Intellectual Property for which the Employer has no rights, Employee agrees to keep and maintain reasonable written records of all inventions, original works of authorship, trade secrets developed or made by him (solely or jointly with others) during the employment term. The Employee also agrees to make and maintain adequate and reasonable written records customarily maintained by corporate managers, including, without limitation, lists and telephone numbers of persons and companies he has contacted during his engagement by the Employer. Immediately upon the Employer's request and promptly upon termination of the Employee's engagement with the Employer, the Employee shall deliver to the Employer all written records as described in this Section, together with all memoranda, notes, records, reports, photographs, drawings, plans, papers, computer storage media, Confidential Information or other documents made or compiled by the Employee or made available to the Employee during the course of his engagement by the Employer, and any copies or abstracts thereof, whether or not of a secret or confidential nature, and all of such records, memoranda or other documents shall, during and after the engagement of the Employee by the Employer, be and shall be deemed to be the property of the Employer.

SECTION 2.6 OBTAINING LETTERS PATENT AND COPYRIGHT REGISTRATION. During the employment term hereunder, Employee agrees to assist Employer, at Employer's expense, to obtain United States or foreign letters patent, and copyright registrations (as well as any transfers of ownership thereof) covering inventions and original works of authorship assigned hereunder to Employer. Such obligation shall continue beyond the termination of this Agreement for a reasonable period of time not to exceed one (1) year subject to Employer's obligation to compensate Employee at such rates as may be mutually agreed upon by the Employer and Employee at the time, but not exceeding the annualized rate provided for in Section 4.1 of this Agreement, and reimbursement to Employee of all expenses incurred.

     If Employer is unable for any reason whatsoever, including Employee's mental or physical incapacity to secure Employee's signature to apply for or to pursue any application for any United States of foreign letters, patent or copyright registrations (or any document transferring ownership thereof) covering inventions or original works or authorship assigned to Employer under this Agreement, Employee hereby irrevocably designates and appoints Employer and its duly authorized officers and agents as Employee's agent and attorney-in-fact to act for and in his behalf and stead to execute and file any such applications and documents and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations or transfers thereof with the same legal force and effect as if executed by Employee. This appointment is coupled with an interest in and to the inventions and works of authorship and shall survive Employee's death or disability. Employee hereby waives and quitclaims to Employer any and all claims of any nature whatsoever which Employee now or may hereafter have against third parties for infringement of any patents or copyrights resulting from or relating to any such application for letters, patent or copyright registrations assigned hereunder to Employer.

                                    ARTICLE 3

                            COMPENSATION OF EMPLOYEE

SECTION 3.1 ANNUAL SALARY. As compensation for his services hereunder, Employee shall be paid a salary at the rate of One Hundred Twenty Thousand and 00/100 Dollars ($120,000.00) per year from the Commencement Date. Salary shall be paid in equal installments not less frequently than twice each month.

SECTION 3.2 QUARTERLY BONUS. The Employee shall be eligible to be paid a quarterly bonus earned in accordance with the terms set forth on Exhibit 4.2.

SECTION 3.3 TAX WITHHOLDING. Employer shall have the right to deduct or withhold from the compensation due to Employee hereunder any and all sums required for federal income and social security taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future, for which withholding is required by law.

SECTION 3.4 INCENTIVE STOCK OPTIONS. The Employer may, at the Employer's sole discretion, issue Incentive Stock Options to the Employee. All stock options granted the Employee shall be subject to a stock option agreement, a stock option plan and such other restrictions as are generally applicable to stock options issued to employees of the Employer, as each may be amended from time to time.

                                    ARTICLE 4

                                EMPLOYEE BENEFITS

SECTION 4.1 ANNUAL VACATION. Employee shall be entitled to twenty (20) business days of paid vacation during each year of this Agreement. Employee may be absent from his employment for vacation at such times as are approved by the Employer's President and CEO. Unused vacation shall not be carried over into the next year, and will not be paid in the form of cash.

SECTION 4.2 BENEFITS. Employee shall be eligible to participate in any and all benefit plans provided by Employer, including health, disability and life insurance coverage should Employer elect to participate in any such plans.

SECTION 4.3 BUSINESS EXPENSES. Employer shall reimburse Employee for all appropriate expenses for travel and entertainment by Employee for legitimate business purposes, provided that they are approved in writing by the person to whom the Employee reports, and provided that Employee furnishes to Employer adequate records and documentary evidence for the substantiation of each such expenditure, as required by the Internal Revenue Code of 1986, as amended.

                                    ARTICLE 5

                            TERMINATION OF EMPLOYMENT

SECTION 5.1 TERMINATION. Employee's employment hereunder may be terminated by Employee or Employer as herein provided, without further obligation or liability, except as expressly provided in this Agreement.

SECTION 5.2 RESIGNATION, RETIREMENT, DEATH OR DISABILITY. Employee's employment hereunder shall be terminated at any time by Employee's resignation, or by Employee's retirement, death, or his inability to perform the essential functions of his position under this Agreement, with or without reasonable accommodation, for a total of ninety (90) days or more in any continuous two hundred (200) day period because of a substantial physical or mental impairment ("Disability"). Employer shall not be liable for payment of base or bonus compensation during any period of disability, though benefits shall continue to accrue.

SECTION 5.3 TERMINATION FOR CAUSE. Employee's employment hereunder may be terminated for Cause. "Cause" is conduct, as determined by the Chief Executive Officer, or his designee, involving one or more of the following: (i) gross misconduct by the Employee; or (ii) the willful disregard of the rules or policies of the Company; or (iii) the material violation of any noncompetition or nonsolicitation covenant with, or assignment of inventions obligation to, the Company; or (iv) the conviction of the Employee of a felony; or (v) the commission of an act of embezzlement, fraud or breach of fiduciary duty which results in loss, damage or injury to the Company; or (vi) engaging in an act, omission or pattern of behavior which, in the reasonable opinion of the Company, impugns the reputation of the Company or which creates an environment materially non-conducive to the growth and development of the Company, provided the Company provides written notice to the Employee that such act, omission or pattern of behavior may be the basis for termination and the Employee engages in similar acts, omissions or behavior after receipt of such notice, or (vii) the failure of the Employee to perform in a material respect his employment obligations as set forth in this Agreement without proper cause and the continuation thereof after delivery to Employee of written notice from the Employer specifying in reasonable detail the nature of such failure. In making such determination, the Chief Executive Officer (or his designee) shall act in good faith. For purposes of this Section, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Employer.

SECTION 5.4 TERMINATION WITHOUT CAUSE; TERMINATION FOR GOOD REASON. Employee's employment hereunder may be terminated without Cause upon ten (10) business days' notice for any reason. Employee's employment may be terminated by Employee at any time for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

     (a) failure of the Employer to continue Employee in the position of Executive Vice President, Chief Financial Officer, Treasurer and Secretary for the Company; (b) material diminution in the nature or scope of the Employee's responsibilities, duties or authority (provided, however, any general diminution of the business of the Employer, shall not constitute "Good Reason"); or (c) material failure of the Employer to provide the Employee the compensation and benefits in accordance with the terms of Articles 3 and 4 hereof.

SECTION 5.5 EXPIRATION. Employee's employment hereunder shall be terminated upon expiration of the Term of Employment as provided in Sections 1.1 and 1.2, unless the parties agree that the Employee's employment shall become "at will."

SECTION 5.6 NOTICE OF TERMINATION. Any termination of the Employee's employment by the Employer or by the Employee (other than termination by reason of resignation, retirement, or death), shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall include the specific termination provision in this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

SECTION 5.7 DATE OF TERMINATION. The "Date of Termination" shall be: (a) if the Employee's employment is terminated by his death, the date of his death; (b) if the Employee's employment is terminated by reason of Employee's disability, thirty (30) days after Notice of Termination is given; (c) if the Employee's employment is terminated for Cause, the date the Notice of Termination is given or after if so specified in such Notice of Termination; (d) if the Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given.

                                    ARTICLE 6

                      PAYMENTS TO EMPLOYEE UPON TERMINATION

SECTION 6.1 DEATH, DISABILITY OR RETIREMENT. In the event of Employee's Retirement, Death or Disability, all benefits generally available to Employer's employees as of the date of such an event shall be payable to Employee or Employee's estate, in accordance with the terms of any plan, contract, understanding or arrangement forming the basis for such payment. Employee shall be entitled to such other payments as might arise from any other plan, contract, understanding or arrangement between Employee or Employer at the time of any such event.

SECTION 6.2 TERMINATION FOR CAUSE OR RESIGNATION. In the event Employee is terminated by Employer for Cause or Employee resigns (other than a Termination by Employee for Good Reason), neither Employer nor any affiliate shall have any further obligation to Employee under this Agreement or otherwise, except for payment to Employee of any and all accrued salary and bonuses, provision of COBRA health care continuation and otherwise as may be expressly required by law.

SECTION 6.3 TERMINATION WITHOUT CAUSE; TERMINATION FOR GOOD REASON. Subject to other provisions in this Article 6 to the contrary and during the Initial Term and any Succeeding Annual Terms only, upon the occurrence of a termination without Cause by Employer or a Termination for Good Reason by Employee, Employer shall:

     (a) Pay to Employee any and all accrued salary, vacation and bonuses;

     (b) Pay to Employee, or in the event of Employee's subsequent death, to Employee's surviving spouse, or if none, to Employee's estate, as severance pay or liquidated damages, or both, during each calendar month for a period extending over the number of months during which this Agreement would have remained in effect, without renewal, but for such termination, a sum equal to
(i) the monthly rate of Salary payable under this Agreement for a period of six
(6) months, and (ii) an amount equal to the quarterly bonus paid or payable to Employee over the two (2) quarters immediately prior to Employee's termination;

     (c) Cause any stock options issued to Employee which have not lapsed and which are not otherwise exercisable to be accelerated so as to immediately be exercisable by Employee;

     (d) Pay the Employer's portion of the COBRA health insurance continuation premium in the same amount Employer contributed for Employee's health insurance as of the date of Employee's termination through the remaining period of months of the Initial Term or Succeeding Term and thereafter provide COBRA health care continuation at Employee's cost (provided that the Employee makes the required premium contributions); provided, however, that Employer's obligation to contribute its portion of the COBRA insurance premium will cease immediately in the event Employee becomes employed following termination. Employee agrees to notify Employer immediately regarding such new employment; and

     (e) Provide to Employee such other payments or benefits as may be expressly required by law.

                                    ARTICLE 7

                               GENERAL PROVISIONS

SECTION 7.1 NOTICES. Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by mail, first class, postage prepaid, or by electronic facsimile or email transmission (with verification of receipt). Mailed notices shall be addressed to the parties at their respective addresses set forth herein. Each party may change that address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual receipt. Mailed notices shall be deemed communicated as of one day after the date of mailing.

SECTION 7.2 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement or any of the transactions contemplated hereby, shall be brought against any of the parties in the courts of the Commonwealth of Massachusetts, and each of the parties irrevocably submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding, waives any objection to venue laid therein, agrees that all claims in respect of any action or proceeding shall be heard and determined only in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby in any other court. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

SECTION 7.3 ATTORNEY'S FEES AND COSTS. If Employer commences any action at law or in equity against Employee to enforce the terms of this Agreement and prevails in such action, Employee shall reimburse Employer its reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which Employer may be entitled. This provision shall be construed as applicable to the entire contract.

SECTION 7.4 ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter contained herein and contains all of the covenants and agreements between the parties with respect to that subject matter. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding on either party.

SECTION 7.5 MODIFICATION. Any modification of this Agreement will be effective only if it is in writing and signed by the Employee and properly authorized by Employer's Board of Directors and signed by an officer of Employer.

SECTION 7.6 EFFECT OF WAIVER. The failure of either party to insist on strict compliance with any of the terms, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

SECTION 7.7 PARTIAL INVALIDITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

SECTION 7.8 ASSIGNMENT. The rights and obligations of the parties hereto shall inure to the benefit of, and shall be binding upon, the successors and assigns of each of them; provided, however, that the Employee shall not, during the continuance of this Agreement, assign this Agreement without the previous written consent of the Employer, and provided, further, that nothing contained in this Agreement shall restrict or limit the Employer in any manner whatsoever from assigning any or all of its rights, benefits or obligations under this Agreement to any successor corporation or entity or to any affiliate of the Employer without the necessity of obtaining the consent of the Employee. "Affiliate" as used throughout this Agreement means any person or entity which directly or indirectly controls, or is controlled by, or is under common control with, the Employer.

SECTION 7.9 SPECIFIC PERFORMANCE. If there is any violation of the Employee's obligations herein contained, the Employer, or any of its Affiliates, shall have the right to specific performance in addition to any other remedy which may be available at law or at equity.

SECTION 7.10 SURVIVAL OF SECTIONS. The provisions of Sections 2.3, 2.4, 2.5 and
2.6 shall continue in force so long as the Employee remains employed by the Employer or any Affiliate of the Employer, whether under this Agreement or not, and whether as a consultant or not, and shall survive any termination of employment under this Agreement for the periods specified therein. Notwithstanding the foregoing, the provision of Sections 2.5 shall survive for only three years following any termination of employment under this Agreement.

SECTION 7.11 INJUNCTIVE RELIEF/ACKNOWLEDGEMENT. Employee understands and acknowledges that the Employer's Proprietary Information, Inventions and good will are of a special, unique, unusual, extraordinary character which gives them a peculiar value, the loss of which cannot be reasonably compensated by damages in an action at law. Employee understands and acknowledges that, in addition to any and all other rights or remedies that the Employer may possess, Employer shall be entitled to injunctive and other equitable relief, without posting a bond, to prevent a breach or threatened breach of this Agreement (and/or any provision thereof) by Employee . In the event that a court of appropriate jurisdiction awards the Company injunctive or other equitable relief due to Employee's breach of the terms of this Agreement, Employee agrees that the time periods provided in Article 2.3 of this Agreement shall be tolled for the period during which Employee is in breach of the Agreement, and shall resume once Employee complies with such injunctive or other equitable relief.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as an instrument under seal at Woburn, Massachusetts on this 10th day of May, 2006.

EMPLOYER:                                     EMPLOYEE:
BRIDGELINE SOFTWARE, INC.

By: /s/ THOMAS L. MASSIE                     /S/ GARY CEBULA
    ------------------------                 --------------------------
    Thomas L. Massie                         Gary Cebula
    President & CEO

                                 EXHIBIT 2.4(B)
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                    Employee's Personal Intellectual Property

                                   EXHIBIT 4.2
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GARY CEBULA, INCENTIVE BONUS COMPUTATION

JANUARY 1, 2006 TO DECEMBER 31, 2006

2006 BONUS:

You have the opportunity to earn a maximum annual bonus of $60,000, some earned quarterly based on the achievement of the following Corporate initiatives:

A) DAYS OUTSTANDING ON ACCOUNTS RECEIVABLE ("DSO") INCENTIVE: For fiscal year 2006, you will entitlted to earn a quarterly bonus of $2,500 per quarter for managing outstanding accounts receivable collections at or under forty-five (45) days. DSO shall be calculated on a rolling quarterly average.

B) EBITDA INCENTIVE: For fiscal year 2006, you will be entitled to earn a quarterly incentive bonus of $7,500 provided the Company's achieves minnimally 80% of its pre-approved 2006 quarterly EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) objectives. The pre-approved qualterly EBITDA objectives bt Bridgeline Board of Directors for 2006 are:

          QUARTER           EBITDA PLAN               AT 80% OF PLAN
          -------           -----------               --------------
          Q106              $116,500                  $ 93,200
          Q206              $175,900                  $140,700
          Q306              $182,000                  $145,600
          Q406              $245,000                  $196,000

C) ACQUISTION INCENTIVE: You will be entitled to earn a bonus of $5,000 for the completion of each acquisition clompleted in 2006.

D) INITIAL PUBLIC OFFERING INCENTIVE: You will be entitled to earn a bonus of $10,000 for the completion of a Intial Public Offering in 2006.

All earned bonuses shall be paid on the 30th/31st payroll of the month following the calendar quarter end provided that the employee is still employed by Bridgeline at that time.